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                                                                   EXHIBIT 23.3

[SNODGRASS
CERTIFIED PUBLIC ACCOUNTANTS LOGO]







                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of F.N.B. Corporation on Form S-4 of our reports dated January 14, 1994 (relating to the consolidated financial statements of Dollar Savings Association and Subsidiary and the financial statements of Reeves Bank for the year ended December 31, 1993, not presented separately herein) appearing in and incorporated by reference to the Annual Report on Form 10-K of F.N.B. Corporation for the year ended December 31, 1995.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.


S.R. Snodgrass, A.C.

Wexford, PA
March 3, 1997














S.R. Snodgrass, A.C.
101 Bradford Road  Wexford, PA 15090-6909  Phone: 412-934-0345 Facsimile:
412-934-0345